Exhibit 5.01

March 8, 2022
Amyris, Inc.
5885 Hollis Street, Ste. 100
Emeryville, California 94608
Ladies and Gentlemen:
We deliver this opinion with respect to certain matters in connection with the offering by the Selling Stockholders (as defined below) of 1,292,776 shares of the common stock of Amyris, Inc., a Delaware corporation (the “Company”), par value $0.0001 per share (the “Shares”), issued or to be issued to the Selling Stockholders (as defined below) pursuant to that certain Agreement and Plan of Merger, dated as of January 26, 2022, (the “Merger Agreement”) by and among the Company, EcoFab, LLC (“EcoFab”), and the shareholders party thereto (the “Selling Stockholders” listed on Exhibit A thereto). The Shares are registered and offered pursuant to an automatic shelf Registration Statement on Form S-3 (File No. 333-255105) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 7, 2021 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus filed therewith (the “Base Prospectus”) and the prospectus supplement dated March 8, 2022 (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) under the Securities Act (The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus”). The Shares may be sold from time to time by the Selling Stockholders, as set forth in the Registration Statement and the Prospectus. The offering of the Shares by the Selling Stockholders pursuant to the Registration Statement and the Prospectus is referred to herein as the “Offering.”
In connection with our opinion expressed below we have examined originals or copies of the Merger Agreement, the Registration Statement, the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”) and the Company’s Restated Bylaws, as amended (the “Bylaws” and, together with the Restated Certificate, as each may be amended, modified or restated, the “Charter Documents”), certain minutes and consents of the Company’s board of directors (the “Board”) or a committee or committees thereof relating to the Registration Statement, the Charter Documents, the Merger Agreement, the Offering, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. In giving our opinion, we have also relied upon a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.
In our examination of documents we have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Amyris, Inc.

March 8, 2022

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than the existing laws of the Delaware General Corporation Law.
In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares by the Company to the Selling Stockholders and as of the date hereof, there will not have occurred any change in the law or the facts affecting the validity of the Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Charter Documents, and (ii) at the time of the issuance and as of the date hereof, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Shares by the Company to the Selling Stockholders, immediately prior to the rendition of this opinion, is in compliance by the Company with the terms of the Shares and will not result in a violation of any provision of any of the Charter Documents or of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.
Based upon the foregoing, we are of the following opinion: 1,292,776 Shares issued by the Company to the Selling Stockholders and to be sold from time to time by the Selling Stockholders, are validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 to be filed by the Company with the Commission, and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto, as applicable. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
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Amyris, Inc.

March 8, 2022

This opinion is intended solely for use in connection with the issuance and sale of the Shares by the Selling Stockholders subject to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this opinion, we are opining only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks, only as of the date of this letter first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP